UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HEALTH CARE REIT, INC.

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Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615

April 14, 2014

Dear Shareholder,

Health Care REIT, Inc. today announced that Thomas J. DeRosa, a Director of the company and former Vice Chairman and Chief Financial Officer of The Rouse Company, has been named Chief Executive Officer, effective immediately. Mr. DeRosa will continue to serve as a Director of the company. Mr. DeRosa succeeds George L. Chapman, who has retired from his positions as Chairman of the Board, Chief Executive Officer and President, but will continue to serve as a Senior Advisor to the company. In addition, I have been named the Chairman of the Board, thereby separating the Chairman and CEO roles.

Today’s announcement represents the conclusion of a succession planning process involving the Board and Mr. Chapman, 66, to ensure a smooth transition to new leadership. The implementation of the Board’s succession plan has been accelerated, as Mr. Chapman recently informed the Board of his desire to focus on his health, as well as other personal and civic commitments.

HCN is thrilled that Mr. DeRosa has agreed to serve as its next Chief Executive Officer. Tom is an extremely gifted individual with an ideal combination of strong leadership skills, tremendous financial acumen, and significant expertise in the REIT industry. As a director and trusted advisor to Heath Care REIT for more than 20 years, Tom has a deep understanding of both our organization and our business, which will allow him to transition seamlessly into an executive role and lead the members of our talented management team, with whom he has worked closely over many years.

In the coming weeks, we look forward to getting out and spending time with as many of you as we can. We look forward to working with Mr. DeRosa and the newly established Management Committee as they continue to capitalize on HCN’s significant potential.

Our business continues to perform well, having completed over $500 million in gross new investments with both new and established partners in the first quarter. HCN has also affirmed its previously announced full-year 2014 guidance of normalized FFO and FAD per diluted share as detailed in the company’s February 19, 2014 earnings release.

Sincerely,

/s/ Jeffrey H. Donahue

Jeffrey H. Donahue

Chairman of the Board

# # #

Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 1, 2014

On or about March 21, 2014, the proxy materials of Health Care REIT, Inc., a Delaware corporation (the “Company”), were made available to stockholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 1, 2014 at 10:00 a.m., Eastern Daylight Time, or any adjournment thereof, at the Bruce G. Thompson Auditorium located at the Company’s headquarters at 4500 Dorr Street, Toledo, Ohio, 43615. The original definitive proxy statement (the “Proxy Statement”) was filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2014.

This supplement dated April 14, 2014 (this “Supplement”) supplements and amends the Proxy Statement and is first being made available to stockholders on or about April 14, 2014. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current and supersedes the information in the Proxy Statement. The Proxy Statement contains important additional information. This Supplement should be read in conjunction with the Proxy Statement.

Our 2013 Annual Report on Form 10-K, the Proxy Statement, this Supplement and a form of proxy may be viewed on our website at www.hcreit.com in accordance with the rules of the SEC.

This Supplement is being provided to you to update the Proxy Statement in light of the retirement of our Chairman, Chief Executive Officer and President, George L. Chapman, on April 13, 2014, and the appointment by the Board of Thomas J. DeRosa, a director of the Company, as the Company’s Chief Executive Officer. Mr. Chapman’s retirement and Mr. DeRosa’s appointment occurred subsequent to the filing of the Company’s Proxy Statement and, accordingly, the Proxy Statement contains information with respect to the Company’s Board, management structure and proposed slate of nominees that is no longer current.

Among other things, Mr. Chapman was included in the Proxy Statement as a nominee for director at the Annual Meeting, but will not be a nominee in light of his retirement and decision not to stand for re-election at the Annual Meeting. The Board has accordingly reduced the slate of nominees for election to the Board at the Annual Meeting from ten to nine nominees. The Board continues to recommend that stockholders vote FOR the election to the Board of each of the nine remaining nominees for director: William C. Ballard, Jr., Thomas J. DeRosa, Jeffrey H. Donahue, Peter J. Grua, Fred S. Klipsch, Timothy J. Naughton, Sharon M. Oster, Judith C. Pelham and R. Scott Trumbull. The Board also continues to recommend that stockholders vote FOR the other proposals set forth in the Proxy Statement: (1) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2014, (2) the approval of the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the SEC and (3) the approval of an amendment to the Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 to 700,000,000 for general corporate purposes.

Retirement of Chief Executive Officer and President

On April 13, 2014, George L. Chapman, the Chairman, Chief Executive Officer and President of the Company, informed the Board of his desire to retire from the Company. In connection therewith, Mr. Chapman further informed the Board of his decision to resign from the Board and not to stand for re-election to the Board at the Annual Meeting. Mr. Chapman has indicated that his decision not to stand for re-election was motivated by his desire to focus on his health, as well as other personal and civic commitments, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 13, 2014, the Board elected Thomas J. DeRosa, 56, to serve as Chief Executive Officer of the Company, effective immediately. Mr. DeRosa has served on the Board since 2004 and will continue to serve as a director. Mr. DeRosa is the former Vice Chairman, Chief Financial Officer, and Director of The Rouse Company, a real estate development and operations company. He previously held various positions at Deutsche Bank and Alex. Brown & Sons, including Global Co-Head of the Health Care Investment Banking Group of Deutsche Bank and Managing Director in the Real Estate Investment Banking Group of Alex. Brown & Sons. In addition to serving on our Board, he currently serves as a director of Empire State Realty Trust (NYSE:ESRT), CBL & Associates Properties, Inc. (NYSE:CBL), and Value Retail PLC. Mr. DeRosa is a former director of Dover Corporation (NYSE:DOV), a former trustee of Georgetown University and a former member of the Health Advisory Board of the Johns Hopkins Bloomberg School of Public Health. Mr. DeRosa received a BS degree Georgetown University and an MBA from Columbia University.

On April 13, 2014, the Board determined to separate the roles of Chairman of the Board and Chief Executive Officer of the Company and appointed Jeffrey H. Donahue, formerly the Board’s independent Lead Director, to serve as the Company’s non-executive Chairman, effective immediately. Mr. Donahue replaces Mr. Chapman as Chairman. With the appointment of a non-executive Chairman, the role of independent Lead Director will remain unfilled and the non-executive Chairman will preside at all sessions or meetings of the independent directors of the Board. Mr. Donahue has served on the Board since 1997, as the independent Lead Director since March 2014 and is a member of the Board’s Executive, Investment, Nominating/Corporate Governance and Planning Committees.

Chairman Compensation

On April 13, 2014, the Board determined, acting on the recommendation of the Compensation Committee, that if a non-employee director is serving as the Chairman of the Board, such individual will be entitled to receive an additional annual retainer of $125,000, unless revised by the Board on or prior to the next annual meeting of stockholders.

Committee Appointments

In connection with Mr. Chapman’s retirement, Mr. Chapman also stepped down from each of the Executive, Investment, and Planning Committees. In connection with Mr. DeRosa’s appointment as Chief Executive Officer of the Company, Mr. DeRosa has stepped down from each of the Compensation and Nominating/Corporate Governance Committees in light of the fact that he will no longer be considered an independent director under the rules of the New York Stock Exchange. In addition, the Board has determined to appoint Sharon M. Oster to be the Chairman of the Compensation Committee to replace Mr. DeRosa, Mr. Donahue to be the Chairman of the Executive Committee to replace Mr. Chapman and Peter J. Grua to be the Chairman of the Nominating/Corporate Governance Committee.

Voting Procedures; Revocability of Proxies

Except as described above, this Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Only stockholders of record as of the close of business on March 4, 2014 are entitled to receive notice of and to vote at the Annual Meeting. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. As a stockholder, your vote is very important and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of the Company’s common stock that you own.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you have already submitted your proxy card and wish to change your vote based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting.

If you were a stockholder of record as of the close of business on March 4, 2014, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting written notice of revocation or another proxy with new voting instructions to our Corporate Secretary at Health Care REIT, Inc., 4500 Dorr Street, Toledo, Ohio 43615 at any time up to and including the last business day preceding the day of the Annual Meeting;

•	timely submitting another proxy with new voting instructions via the Internet or telephone voting systems;

•	submitting written notice of revocation or another proxy with new voting instructions to the chairperson of the Annual Meeting on the day of the Annual Meeting; or

•	voting in person at the Annual Meeting.

If you hold your shares in street name and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.